   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 20, 2001
                                                       REGISTRATION NO 333-67406
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ================

                             AMENDMENT NUMBER ONE TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        GATEWAY FINANCIAL HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

         North Carolina                                             56-2264354
    (State of incorporation)                (I.R.S. Employer Identification No.)

                             1145 North Road Street
                      Elizabeth City, North Carolina 27909
                                 (252) 334-1511
        (Address, including zip code and telephone, including area code, of registrant's principal executive offices)

                      D. Ben Berry, Chief Executive Officer
                        Gateway Financial Holdings, Inc.
                             1145 North Road Street
                      Elizabeth City, North Carolina 27909
                                 (252) 334-1511
               (Name, address, including zip code and telephone,
                   including area code, of agent for service)

                                   Copies to:
                             Ronald D. Raxter, Esq.
                           MAUPIN TAYLOR & ELLIS, P.A.
                              3200 Beachleaf Court
                                    Suite 500
                          Raleigh, North Carolina 27604

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462
(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]




THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8 (a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8 (a), MAY DETERMINE.

                              SUBJECT TO COMPLETION

PROSPECTUS

                        GATEWAY FINANCIAL HOLDINGS, INC.
                        1,110,974 SHARES OF COMMON STOCK
                    UNDERLYING COMMON STOCK PURCHASE WARRANTS


         We are offering for sale 1,110,974 shares of our common stock, no par value, which may be purchased upon the exercise of outstanding warrants. Before the exercise of any warrants, management of Gateway beneficially owns 26.5% of the common stock. Assuming the exercise of all of the warrants, the management of Gateway Financial would beneficially own 22.0% of the common stock.

         Our common stock is traded on the Nasdaq SmallCap market under the symbol "GBTS." The last reported sales price for our common stock on ___, 2001 was $___ per share.

         THE SHARES OFFERED INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 3 FOR CERTAIN CONSIDERATIONS RELEVANT TO AN INVESTMENT IN THE COMMON STOCK. YOU SHOULD EXERCISE YOUR WARRANTS AND PURCHASE OUR COMMON STOCK ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. PLEASE NOTE THAT THE COMMON STOCK AND WARRANTS ARE NOT SAVINGS OR DEPOSIT ACCOUNTS OR OTHER OBLIGATIONS OF ANY BANK, AND THE SHARES ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.


      Offering Price (Per Share)                                 $        11.10

      Proceeds, before expenses, to Gateway Financial Holdings   $12,331,811.00


                                    ---------

                The date of this Prospectus is October __, 2001.

                               PROSPECTUS SUMMARY


You should read the following summary together with the more detailed information and the financial statements appearing elsewhere in this prospectus. This prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a difference include those discussed in the "Risk Factors" section beginning on page 3.

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

OVERVIEW

Gateway Financial Holdings, Inc. is a financial holding company offering a full range of commercial banking and consumer financial services through its wholly owned subsidiary, Gateway Bank & Trust Co., a North Carolina chartered commercial bank that is a member of the Federal Reserve System. At June 30, 2001, Gateway Bank had total assets of $141.8 million, total deposits of $105.4 million, and shareholders' equity of $22.0 million. Gateway Bank had a legal lending limit of $3.5 million as of June 30, 2001. Gateway Financial succeeded to the business and operations of Gateway Bank upon consummation of the reorganization of Gateway Bank into the financial holding company structure, effective as of October 1, 2001.

We are focused on satisfying the banking needs of individuals and small to medium sized businesses in northeastern North Carolina and Tidewater Virginia. We offer a full range of financial services, including checking and savings accounts, loans, corporate cash management, retirement accounts and insurance and brokerage services.

OUR ADDRESS

Our principal executive offices are located at 1145 North Road Street, Elizabeth City, North Carolina, 27909 and the main telephone number is (252) 334-1511.

RECENT DEVELOPMENTS

On June 25, 2001, Gateway Bank completed a public offering of 1,110, 974 units at a purchase price of $9.25 per unit, for total proceeds of $10,276,509. The proceeds were used to increase Gateway Bank's capital levels to support the continued growth in deposits of the bank as required by federal banking regulations. Management of Gateway Bank purchased 121,705 of the units. Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock at a price of $11.10 per share which can be exercised at any time before June 30, 2004. The last reported sales price for our common stock on ___, 2001 was $___ per share. We intend to use the net proceeds from the exercise of the warrants for general corporate purposes, and the additional capital will increase Gateway Bank's capital levels.


-------------------------------------------------------------------------------
DETAILS OF THE OFFERING


SECURITIES OFFERED BY US            1,110,974 shares of our common stock, which
                                    are issuable upon the exercise of currently outstanding warrants previously granted on
                                    June 25, 2001 which expire on June 30, 2004.

COMMON STOCK OUTSTANDING BEFORE
THIS OFFERING                       2,732,766 shares.

COMMON STOCK TO BE OUTSTANDING
AFTER THIS OFFERING, ASSUMING ALL
WARRANTS ARE EXERCISED              3,843,740 shares.


COMMON STOCK LISTING                The common stock underlying the warrants has
                                    been listed on the Nasdaq SmallCap market under the symbol "GBTS".

WARRANT LISTING                     The warrants have been listed on the Nasdaq
                                    SmallCap market.

EXERCISE PRICE                      Each warrant to purchase one share of common
                                    stock may be exercised at a price of $11.10 if exercised by June 30, 2004.

USE OF PROCEEDS                     For working capital to support our growth
                                    and other general corporate purposes.

EXERCISE PROCEDURES                 Warrants may be exercised in accordance with
                                    the terms of the Warrant Agreement, which is attached as an exhibit to the Registration
                                    Statement. See "Description of Securities -
                                    Warrants."


-------------------------------------------------------------------------------

                                  RISK FACTORS


         In addition to the other information contained or incorporated by reference in this Prospectus, prospective purchasers should consider the following factors carefully in evaluating Gateway Financial and its business. See also "Forward Looking Statements."

GATEWAY FINANCIAL HAS A LIMITED OPERATING HISTORY.

         As of October 1, 2001, Gateway Financial Holdings, Inc. became the holding company for Gateway Bank & Trust Co., which commenced business on December 1, 1998. Therefore, both entities have a limited operating history. As a consequence, prospective purchasers of the common stock necessarily have limited financial information on which to base an investment decision.

GATEWAY FINANCIAL HAS EXPERIENCED SUBSTANTIAL OPERATING LOSSES.

         Typically, new banks are not profitable in their first years of operation. For 1999 and 2000, we incurred net losses of $1,072,000 and $1,012,000, respectively.

AN INCREASE IN NONPERFORMING ASSETS WOULD REDUCE OUR INCOME AND INCREASE OUR EXPENSES

         Due to our short operating history, a majority of our loans have been originated in the past year. Although we believe we have conservative underwriting standards, it is difficult to assess the future performance of our loan portfolio due to the recent origination of most of our loans. We had, as of June 30, 2001, $381,000 in non-performing loans. We can give you no assurance that our non-performing loans will not increase or that our non-performing or delinquent loans will not adversely affect our future performance.

LOAN LOSS RESERVES MAY NOT COVER ACTUAL LOAN LOSSES.

         If our actual loan losses exceed the amount we have reserved for probable losses, it will reduce any income. We create reserves for estimated loan losses in our accounting records, but actual losses may exceed these estimates.

OUR GROWTH STRATEGY MAY NOT BE SUCCESSFUL.

         As a strategy, we have sought to increase the size of our franchise, even if our growth delays our profitability. Our emphasis on growth through newly opened and acquired branches may negatively impact our future earnings as we incur expenses to fund this growth prior to recognizing income from these investments. In addition, we can provide no assurance that these branch sites will successfully attract a sufficient level of deposits to offset the expenses of operating the branch. Additionally, we can provide no assurance that Gateway will be successful in increasing the volume of loans and deposits at acceptable risk levels and upon acceptable terms, expanding our asset base to a targeted size and managing the costs and implementation risks associated with our growth strategy. Failure of one or more branches to generate a sufficient deposit base will negatively impact our future earnings, and there can be no assurance that our expansion plans, when implemented, will be profitable. Any new branches will be subjected to regulatory approval, and there can be no assurance that we will succeed in securing such approvals.

IF WE LOSE KEY EMPLOYEES WITH SIGNIFICANT BUSINESS CONTACTS IN OUR MARKET AREA, OUR BUSINESS MAY SUFFER.

         The success of Gateway Financial is dependent on the personal contacts of its officers and employees in our market area. If we lost key employees temporarily or permanently, it could hurt our business. We could be particularly hurt if our key employees went to work for competitors. Our future success depends on the continued contributions of our existing senior management personnel, particularly on the efforts of D. Ben Berry, our President and Chief Executive Officer, who has significant experience and contacts in the market area of Gateway Financial.

BECAUSE THE PRICE OF OUR COMMON STOCK MAY VARY WIDELY, WHEN YOU DECIDE TO SELL IT, YOU MAY ENCOUNTER DELAYS OR HAVE TO ACCEPT A REDUCED PRICE.

         Our common stock is currently traded on the Nasdaq SmallCap market under the symbol "GBTS" and the warrants are traded under the symbol "GBTSW". The price of our common stock may fluctuate widely, depending on many factors. For example, the market value of our common stock may be effected by the trading volume of the shares, announcements of expanded services by us or our competitors, general trends in the banking industry, general price and volume fluctuations in the stock market, acquisitions of related companies, variations in quarterly operating results, and the dilutive effects of future issuances of common stock or convertible preferred stock. Shares sold in prior offerings by us currently trade below their offering price. Also, if the trading market for our common stock remains limited, that may exaggerate changes in market value, leading to more price volatility than would occur in a more active trading market. Investors should not view the common stock as a short term investment. There can be no assurance that an active and liquid trading market will develop for the common stock or the warrants.

WE MAY NEED ADDITIONAL CAPITAL TO CONTINUE OUR GROWTH AND THE COST OF THAT CAPITAL MAY DILUTE EXISTING SHAREHOLDERS.

         If we raise additional funds or make acquisitions by using equity or convertible debt securities, the percentage ownership of our shareholders will be diluted. Also, any new securities could have rights, preferences and privileges senior to those of our common stock. We currently do not have any commitments for additional financing. We cannot be certain that additional financing will be available in the future to the extent required or that, if available, it will be made on acceptable terms.

BANK REGULATORS LIMIT THE PAYMENT OF DIVIDENDS BY A NEW BANK WHICH WILL LIMIT FUNDS AVAILABLE TO GATEWAY FINANCIAL.

         The payment of cash dividends by a new bank is generally prohibited by the North Carolina banking regulator for the first three years after incorporation. The primary source of funds of the holding company for the payment of dividends to shareholders of the holding company will be dividends from its subsidiary, Gateway Bank.

NO DIVIDENDS WILL BE PAID IN THE FORESEEABLE FUTURE.

          It is expected that any of our earnings will be retained for the development of our business. It is not anticipated that we will declare or pay cash dividends in the foreseeable future. Our ability to declare and pay cash dividends will be dependent upon, among other things, restrictions imposed by the reserve and capital requirements of North Carolina and federal regulations, Gateway Bank's income and financial condition, tax considerations, and general business conditions. Therefore, investors should not purchase shares with a view for a current return on their investment in the form of cash dividends.

WE HAVE LIMITED LIQUIDITY WHICH MAY HAMPER OUR GROWTH.

         While we have experienced rapid growth, we have relied heavily for our growth in deposits on large certificates of deposit and brokered deposits. On the other hand, our rapid loan growth has put constant pressure on our funding sources. While we do not anticipate any funding shortfall, funding pressures may hamper our growth and liquidity.

WE FACE STRONG COMPETITION IN OUR MARKET AREA WHICH MAY LIMIT ASSET GROWTH AND PROFITABILITY.


         We have encountered strong competition from other commercial banks, including the largest regional banks, operating in our current market area. In the conduct of certain aspects of our business, we also compete with credit unions, insurance companies, money market mutual funds, and other non-bank financial institutions; some of which are not subject to the same degree of regulation as Gateway Financial. Many of our competitors have substantially greater resources and lending abilities than Gateway Financial and offer certain services that we do not provide.

THERE ARE STATUTORY RESTRICTIONS ON THE ACQUISITION OF OUR COMMON STOCK WHICH MAY DISCOURAGE THE ACQUISITION OF GATEWAY FINANCIAL.

         Subscribers should be aware that beneficial ownership of greater than 5% of the outstanding shares of our common stock will obligate any such shareholder to comply with certain reporting and disclosure requirements of federal banking law (in addition to reporting and disclosure requirements that arise under the securities laws) and may in certain circumstances require the approval of federal and state banking regulators. These restrictions may have the effect of limiting resale of the shares, preventing shareholders from receiving a premium for their shares of common stock, and discouraging a change of control of Gateway Financial by allowing minority shareholders to prevent a transaction favored by a majority of the shareholders.

THE ARTICLES OF INCORPORATION OF GATEWAY FINANCIAL INCLUDE ANTI-TAKEOVER PROVISIONS THAT MAY PREVENT SHAREHOLDERS FROM RECEIVING A PREMIUM FOR THEIR SHARES OR EFFECTING A TRANSACTION FAVORED BY A MAJORITY OF SHAREHOLDERS.

         Gateway Financial `s Articles of Incorporation include anti-takeover provisions which may have the effect of preventing shareholders from receiving a premium for their shares of common stock and discouraging a change of control of Gateway Financial by allowing minority shareholders to prevent a transaction favored by a majority of the shareholders.

THE SECURITIES OF GATEWAY FINANCIAL ARE NOT FDIC INSURED.

         The common stock and warrants are not savings or deposit accounts or other obligations of any bank, and the securities are not insured by the Federal Deposit Insurance Corporation, the bank insurance fund or any other governmental agency.

DETERIORATION OF ECONOMIC CONDITIONS IN NORTHEASTERN NORTH CAROLINA AND TIDEWATER VIRGINIA COULD ADVERSELY AFFECT OUR LOAN PORTFOLIO AND REDUCE THE DEMAND FOR OUR SERVICES.

         The majority of our customers are and will be located in and doing business within Northeastern North Carolina and Tidewater Virginia, and we lend a substantial portion of our capital and deposits to individual and commercial borrowers in our market area. Any factors adversely affecting the economy of the market area could, in turn, adversely affect our ability to attract deposits, the local demand for loans, the value of collateral securing loans, the repayment of loans and our efforts to collect, liquidate or restructure problem loans, any of which could reduce our net income.

                                 USE OF PROCEEDS


         If all of the warrants are exercised, Gateway Financial would receive approximately $12,332,00 in proceeds. Under Federal Reserve capital policies, the current capital of Gateway Financial will support growth to approximately $250 million in assets. During 2000, assets of Gateway Bank grew by 150%. The proceeds from the exercise of the warrants will increase regulatory capital and be used to support Gateway Financial's continuing expansion of its franchise through additional investment and lending activities of its subsidiary bank. Exercise of all of the warrants would allow Gateway Financial to grow to approximately $350 million in assets under Federal Reserve capital policies. The additional proceeds will also increase our regulatory legal lending limit from approximately $3.5 million to approximately $5.4 million, permitting us to make larger loans and increase our lending activity.

                         DETERMINATION OF EXERCISE PRICE

         The exercise price of the warrants was set in connection with Gateway Bank's secondary offering completed in June of 2001 at 110% of the price of the units. At the time of that offering, Gateway Bank's Board of Directors, in consultation with its underwriter, Ryan, Beck & Co., L.L.C., determined the exercise price after considering a variety of factors, including, but not limited to: (1) then-prevailing market conditions, (2) the trading history of Gateway Bank's common stock, (3) the then-current book value per share of the common stock, (5) Gateway Bank's market position at the time, and (6) management's analysis for Gateway Bank's growth potential. The fairness of the warrant exercise price was not, and has not been, independently confirmed.

                              PLAN OF DISTRIBUTION

         The warrants were previously distributed to the holders thereof in June of 2001 in connection with a unit offering completed by Gateway Bank. That offering involved the sale by Gateway Bank of 1,110,974 "units." Each unit consisted of one share of Gateway Bank common stock plus a warrant to purchase an additional share of Gateway Bank common stock. Following the holding company reorganization of Gateway Bank into the holding company structure, Gateway Financial assumed all of Gateway Bank's obligations and exchanged one share of our common stock for each outstanding share of Gateway Bank common stock. In addition, all of the outstanding warrants were automatically converted into warrants to purchase our common stock. The exercise of the warrants continues to be governed by the terms of the original warrant, which we assumed and adopted following the holding company reorganization. Accordingly, warrant holders may exercise their warrants at various times in accordance with the terms of their warrants. The warrants are exercisable at $11.10 per share until June 30, 2004.

         A decision to exercise the warrants and purchase our common stock must be made pursuant to each investor's evaluation of its, his or her best interests. Neither our Board of Directors nor any independent financial advisor makes any recommendation to prospective investors regarding whether they should exercise their warrants. The Shares obtained from exercise of the warrants may be sold from time to time on the Nasdaq SmallCap market, at prices then prevailing, in negotiated transactions or otherwise. Gateway Financial anticipates that the Registration Statement shall remain effective until June 30, 2004, the date on which all of the Warrants expire.

                      PRO FORMA CONSOLIDATED CAPITALIZATION

         Prior to October 1, 2001, Gateway Financial existed as a shell corporation with one share of common stock outstanding. Effective with the Holding Company Reorganization, the historical consolidated financial statements of Gateway Bank and its subsidiaries became the historical financial statements of Gateway Financial and its subsidiaries, except that certain amounts included in stockholders' equity were reclassified to conform to the different characteristics of the common stock of Gateway Financial. The following table presents the pro forma consolidated capitalization of Gateway Financial and Gateway Bank as its subsidiary, at June 30, 2001, adjusted to give effect to the Holding Company Reorganization. The authorized number of shares of common stock of Gateway Financial is 5,000,000.

                                                                                    Gateway           Pro Forma
                                                             Gateway Bank           Financial       Consolidated
                                                              & Trust Co.        Holdings, Inc.    Capitalization
                                                           -----------------     --------------   -----------------

STOCKHOLDERS' EQUITY
     Common Stock                                          $      13,108,960    $        10.00(1) $      23,908,905
     Additional Paid-In Capital                                   10,799,945                 -                    -
     Accumulated Deficit                                          (2,207,865)                -           (2,207,865)
     Accumulated Other Comprehensive Income                          311,317                 -              311,317
                                                           -----------------    --------------    -----------------

         TOTAL STOCKHOLDERS' EQUITY                        $      22,012,357    $        10.00(1) $      22,012,357
                                                           =================    ==============    =================

(1) To be redeemed and cancelled upon the Effective Date.

                            DESCRIPTION OF SECURITIES

         The authorized capital stock of Gateway Financial is 6,000,000 shares, consisting of 5,000,000 shares of common stock, no par value, of which 2,732,766 shares were outstanding as of June 30, 2001, and 1,000,000 shares of preferred stock, whose rights, privileges and preferences will be established by the Board of Directors on issuance. There are no shares of preferred stock outstanding. Each share of common stock has the same rights, privileges and preferences as every other share. Assuming the exercise of the Warrants issued in the recent stock offering ( See "Plan of Distribution"), there will be 3,843,740 shares of common stock outstanding.

VOTING RIGHTS

         Each holder of our common stock is entitled to one vote per share on any issue submitted to a vote at any meeting of the shareholders and, in the election of directors, on each director to be elected. The shares of common stock do not have cumulative voting rights in the election of directors. Consequently, the holders of the majority of all outstanding shares of common stock represented at a meeting at which a quorum is present or represented may elect all of the directors. The Bylaws of Gateway Financial provide that the directors of Gateway Financial will serve terms that are staggered so that no more than approximately one-third of the directors will be eligible for election at any meeting of the shareholders.

DIVIDEND RIGHTS AND POLICY

         Each holder of common stock is entitled to dividends paid by Gateway Financial when and if declared by the Board of Directors from funds legally available. The determination and declaration of dividends is within the discretion of the Board of Directors. The payment of dividends by Gateway Financial, however, is also subject to legal limitations. We are presently following a policy of retaining earnings for the purpose of increasing our net worth during our initial years of operation. Accordingly, we anticipate that cash dividends will not be declared in the foreseeable future.

NO PREEMPTIVE RIGHTS

         Holders of the common stock do not have preemptive rights to subscribe for additional shares on a pro rata basis when additional shares are offered for sale by Gateway Financial.

WARRANTS


         The warrants are governed by a Warrant Agreement between Gateway Bank and its Transfer Agent which is attached as an exhibit to the Registration Statement. The Warrant Agreement is available from us on request. Warrant Certificates were issued under the Warrant Agreement to evidence the warrants.


         Each warrant entitles the holder to purchase one share of common stock at a purchase price of $11.10. The warrants may be exercised at any time up to June 30, 2004. Thereafter, the warrants may not be exercised. Warrant holders do not have the rights and privileges of holders of common stock.

         Each Warrant Certificate will specify the total number of shares for which the warrants are exercisable. Each warrant may be exercised in whole or in part by surrendering the Warrant Certificate, with the form of election to purchase on the reverse side properly completed and executed, together with payment of the exercise price to the transfer agent. The number of shares purchasable upon exercise and the exercise price of the warrant will be proportionately adjusted upon the occurrence of certain events, including stock dividends, stock splits, reclassification and reorganizations.

         In the case of a merger into another bank or the sale or conveyance of all or substantially all of our assets under certain circumstances, warrant holders shall have the right to receive, upon payment of the exercise price, such stock, securities, cash or other consideration which the warrant holders would have received if warrants had been exercised prior to such event. In such a circumstance, Gateway must give notice to warrant holders giving them the opportunity to exercise their warrants by a prescribed date. Warrants not exercised in accordance with the notice provided will be cancelled and become null and void. The notice must include a description of the terms providing for cancellation of the warrants in the event the warrants are not exercised in accordance with the notice.

         In the event of any other merger or acquisition in which the warrants were not subject to cancellation, the warrants would be assumed by the acquiring company.

         The Warrant Agreement provides that Gateway Bank and the Transfer Agent may, without the consent of the warrant holders, make changes in the Warrant Agreement which are required by reason of any ambiguity, manifest error or other mistake in the Warrant Agreement or Warrant Certificate, and which do not adversely affect or change the interests of the holders of the warrants.

PREFERRED STOCK


         No shares of preferred stock are outstanding. Preferred stock may be issued in one or more series with such rights, preferences and designations as the Board of Directors may determine. If and when preferred stock is issued, holders of such stock may have certain preferences, powers and rights (including voting rights) senior to the holders of the common stock. Preferred stock is a means of raising additional capital but also may be used to assist management in impeding an unfriendly change in control of Gateway Financial that certain shareholders may consider to be in their best interests. Gateway Financial has no immediate plans to issue preferred stock.

LIMITATIONS ON DIRECTOR LIABILITY

         The Articles of Incorporation of Gateway Financial contain a provision that the directors of Gateway Financial shall generally not be liable to Gateway Financial or any of its shareholders for monetary damages for breach of duty as a director to the fullest extent permitted by the North Carolina Business Corporation Act (the "Business Corporation Act"). This provision will eliminate such liability except for (i) acts and omissions that the director knew or believed to be clearly in conflict with the best interest of Gateway Financial at the time of the act or omission, (ii) liability for distributions and dividends in violation of the Business Corporation Act, and (iii) any transaction from which the director derived an improper personal benefit.

ASSESSIBILITY OF SHARES

         Shares of the common stock generally are not assessable.


GATEWAY FINANCIAL SECURITIES ARE NOT INSURED BY THE FDIC

         An investment in the common stock and the warrants will not be a deposit or a savings account and will not be insured or guaranteed by the FDIC or any other government agency.

RESTRICTIONS ON ACQUISITION OF THE COMMON STOCK

         The Articles of Incorporation of Gateway Financial provide that the Board of Directors may consider the social and economic effects of any matter presented for their consideration on the communities in which Gateway Financial operates and may consider the business and financial condition of a proposed acquirer, its management's experience and integrity, and the prospects of successful conclusion of the transaction when evaluating any business combination. These provisions, and other restrictions provided by law on acquisition of the shares, may have the effect of discouraging a change of control of Gateway Financial by allowing minority shareholders to prevent a transaction favored by a majority of the shareholders. The primary purpose of these provisions is to encourage negotiations with Bank management by persons interested in acquiring control of Gateway Financial.


           CAUTIONARY STATEMENT CONCERNING FORWARD LOOKING STATEMENTS

         This Prospectus may contain, in addition to historical information, various "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended ("Securities Exchange Act"), that represent Gateway Financial's judgment concerning the future and are subject to risks and uncertainties that could cause Gateway Financial's actual operating results and financial position to differ materially from those projected in the forward looking statements. Such forward looking statements can be identified by the use of forward looking terminology, such as "may," "will," "expect," "anticipate," "estimate," or "continue" or the negative thereof or other variations thereof or comparable terminology. Gateway Financial cautions that any such forward looking statements are further qualified by important factors that could cause Gateway Financial's actual operating results and financial position to differ materially from the forward looking statements, including without limitation considerations described in connection with specific forward looking statements, factors set forth in this Prospectus under the caption "Risk Factors," and other cautionary statements set forth in this Prospectus. Gateway Financial undertakes no obligation to release publicly the results of any revisions to these forward looking statements to reflect events or circumstances arising after the date of this Prospectus.


                       WHERE YOU CAN FIND MORE INFORMATION


We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the Securities and Exchange Commission's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Copies of these materials can be obtained at prescribed rates from the Public Reference Room of the Securities and Exchange Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our filings are also available to the public from the Securities and Exchange Commission's Internet website at http: //www.sec.gov. The Securities and Exchange Commission allows us to "incorporate by reference" the information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the Securities and Exchange Commission, prior to the completion of this offering, will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act, until this offering terminates:


         1. Our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000;

         2. Our Quarterly Reports on Form 10-Q for the periods ending March 31, 2001 and June 30, 2001; and


         3. Our Definitive Proxy Statement provided to stockholders in connection with the Annual Meeting of Stockholders held on May 21, 2001

         You may request a copy of these filings, at no cost (excluding exhibits), by writing or telephoning us at the following address:

              Gateway Financial Holdings, Inc.
              Post Office Box 1908
              1145 North Road Street
              Elizabeth City, North Carolina, 27906-1908
              Attention: Mark A. Holmes, Chief Financial Officer
              Phone: (252)334-1511

In addition, you may obtain documents incorporated by reference through the Securities and Exchange Commission's Internet website at http: //www.sec.gov.

         This prospectus is part of a registration statement we filed with the Securities and Exchange Commission. This prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which are omitted in accordance with the rules and regulations of the Securities and Exchange Commission. For further information, you should refer to the Registration Statement and its attached exhibits and schedules. You should rely only on the information or representations provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.

                                  LEGAL MATTERS


         Certain legal matters in connection with this offering will be passed upon for Gateway Financial by Maupin Taylor & Ellis, P.A., 3200 Beechleaf Court, Suite 500, Raleigh, North Carolina 27619.


                                     EXPERTS

         The financial statements of Gateway Bank as of December 31, 2000 and 1999, and for the years ended December 31, 2000 and 1999 have been included herein in reliance upon the report of Dixon Odom PLLC, independent certified public accountants.

            DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES

         The North Carolina Business Corporation Act and our certificate of incorporation and bylaws provide for indemnification of our directors and officers for liabilities and expenses that they may incur in such capacities. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                                  -------------

         YOU SHOULD RELY ONLY ON THE INFORMATION INCORPORATED BY REFERENCE OR CONTAINED IN THIS PROSPECTUS OR ANY SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT OR ADDITIONAL INFORMATION. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS PROSPECTUS OR ANY SUPPLEMENT THAT MAY HAVE A LATER DATE. THE SELLING SHAREHOLDERS ARE NOT MAKING AN OFFER OF THE COMMON STOCK IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.


--------------------------------------------------------------------------------
                                TABLE OF CONTENTS
                                                                        PAGE


Prospectus Summary
Risk Factors
Use of Proceeds
Determination of Exercise Price
Plan of Distribution
Pro Forma Consolidated Capitalization
Description of Securities
Cautionary Statement Concerning
Forward-Looking Statements
Where You Can Find More
Information
Legal Matters
Experts
Disclosure Statement on Indemnification


--------------------------------------------------------------------------------

                        GATEWAY FINANCIAL HOLDINGS, INC.
                               1,110,974 SHARES OF
                                  COMMON STOCK

                               ------------------
                                   PROSPECTUS

                               ------------------
                                October __, 2001

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth all expenses payable by the small business issuer in connection with the sale of the Common Stock being registered. All the amounts shown are estimates, except for the registration fee.


                  Registration fee                            $    3,083
                  Legal fees and expenses                         13,000
                  Accounting fees and expenses                     4,000
                  Miscellaneous expenses                           2,000
                                                              ----------

                           TOTAL                              $   22,083



ITEM 15.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.


         Part 5 of Article 8 of the North Carolina Business Corporation Act permits indemnification of officers and directors of Gateway Financial under certain conditions and subject to certain limitations and further provides that a corporation has the power to purchase and maintain insurance on behalf of its officers and directors against any liability asserted against such person and incurred by him or her in such capacity, or arising out of his or her status as an officer or director, whether or not the corporation would have the power to indemnify him or her against such liability under any other provisions of the Business Corporation Act. In addition, expenses incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding by reason of the fact that he or she is or was a director or officer of Gateway Financial shall be paid by Gateway Financial in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by Gateway Financial as authorized by the relevant section of the Business Corporation Act. The rights to indemnity thereunder continue as to a person who has ceased to be a director, officer, employee or agent and inure to the benefit of the heirs, executors and administrators of the person.

         The Sixth Article of the Articles of Incorporation of Gateway Financial provides that Gateway Financial shall indemnify its directors and executive officers to the fullest extent permitted by Business Corporation Act.

         As permitted by Section 55-2-02 of the Business Corporation Act, the Seventh Article of Gateway Financial's Articles of Incorporation provides that a director of Gateway Financial shall not be personally liable for monetary damages for breach of fiduciary duty as a director, except for (i) acts or omissions not made in good faith that the director at the time of breach knew or believed were in conflict with the best interests of the Corporation; (ii) any liability under Section 55-8-33 of the Business Corporation Act (unlawful distributions); or (iii) any transaction from which the director derived an improper personal benefit (which does not include a director's compensation or other incidental benefit for or on account of his service as a director, officer, employee, independent contractor, attorney, or consultant of the Corporation).


         The Registrant has an insurance policy covering the directors and officers of the Registrant with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

ITEM 16.  EXHIBITS.

         EXHIBIT NO.                DESCRIPTION
         -----------                -----------


         2.1 Agreement and Plan of Reorganization And Share Exchange (incorporated by reference to Exhibit 2.1 to the Registration Statement on Form S-3 dated August 13, 2001.)

         3.1 Articles of Incorporation of Gateway Financial Holdings, Inc. (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-3 dated August 13, 2001.)

         4.1 Specimen certificate for Common Stock of Gateway Financial Holdings, Inc.

         4.2      Warrant Agreement

         4.3      Specimen of Warrant Certificate (incorporated by reference to
                  Exhibit 2.1 to the Registration Statement on Form S-3 dated August 13, 2001.)

         5.1      Opinion of Maupin Taylor & Ellis, P.A.

         13.1 Amendment Number One to the Annual Report for the year ended December 31, 2000

         13.2 Quarterly Report on Form 10Q for the quarter ended March 31, 2001 (incorporated by reference to Exhibit 13.2 to the Registration Statement on Form S-3 dated August 13, 2001.)

         13.3 Amendment Number One to the Quarterly Report on Form 10Q for the quarter ended June 30, 2001

         20.1 Definitive Proxy Statement for the Annual Meeting of Stockholders held on May 21, 2001 (incorporated by reference to Exhibit 20.1 to the Registration Statement on Form S-3 dated August 13, 2001.)

         23.1     Consent of Dixon Odom PLLC


ITEM 17.  UNDERTAKINGS.

         The undersigned small business Registrant hereby undertakes:

         (1) To file, during any period in which it offers or sales securities, a post-effective amendment to this registration statement to include any additional or changed material information on the plan of distribution.

         (2) That, for the purpose of determining any liability under the Securities Act, it will treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly cause this Amendment Number One to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Elizabeth City, State of North Carolina, on the 19th day of September, 2001.

                                         GATEWAY FINANCIAL HOLDINGS, INC.

                                    By:  /s/ D. Ben Berry
                                         ----------------
                                             D. Ben Berry
                                             Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Amendment Number One to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

         Signature                  Title                                       Date

/s/ D. Ben Berry                    Chief Executive Officer                     September 19, 2001
    -----------------------         (Principal Executive
                                    Officer)

/s/ Mark A Holmes                   Chief Financial Officer                     September 19, 2001
    --------------                  (Principal Financial
                                    and Accounting Officer)

/s/ D. Ben Berry                    Director                                    September 19, 2001
---------------------------
D. Ben Berry

/s/  William Brumsey III            Director                                    September 19, 2001
---------------------------
William Brumsey III

/s/ Percy C. Burns III              Director                                    September 19, 2001
---------------------------
Percy C. Burns III


/s/ Jimmie Dixon, Jr.               Director                                    September 19, 2001
---------------------------
Jimmie Dixon, Jr.

                                    Director
-------------------------
James H. Ferebee, Jr.

/s/ Robert Willard Luther, III      Director                                    September 19, 2001
---------------------------
Robert Willard Luther, III

/s/ Frances Morrisette Norrell      Director                                    September 19, 2001
---------------------------
Frances Morrisette Norrell

/s/ W.C. "Bill" Owens, Jr.          Director                                    September 19, 2001
---------------------------
W.C. "Bill" Owens, Jr.






--------------------------
Russell E. Twiford                  Director

/s/ Richard W. Whiting              Director               September 19, 2001
--------------------------
Richard W. Whiting

                                    Director
--------------------------
Frank T. Williams

                                    Director
--------------------------
Jerry T. Womack